Independent Auditors' Consent



To the Board of Trustees and Shareholders
Lexington Convertible Securities Fund:

We consent to the use of our report dated February 12, 1998 included in this Registration Statement on Form N-1A of the Lexington Convertible Securities Fund dated March 2, 1998 and to the references to our firm under the headings "Financial Highlights" and "Counsel and Independent Auditors" in the Prospectus and "Shareholder Reports" in the Statement of Additional Information.






                                KPMG Peat Marwick LLP

New York, New York
March 2, 1998